Contacts:	Paul W. Taylor	Christopher G. Treece
	President and Chief Executive Officer	E.V.P., Chief Financial Officer and Secretary
	Guaranty Bancorp	Guaranty Bancorp
	1331 Seventeenth Street, Suite 345	1331 Seventeenth Street, Suite 345
	Denver, CO 80202	Denver, CO 80202
	(303) 293-5563	(303) 675-1194

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces 2014 First Quarter Financial Results

•	Net income increased 55.9% in the first quarter 2014 as compared to the same quarter in 2013
•	Net loans grew 12.9% annualized during the first quarter 2014
•	Demand deposits as a percentage of total deposits continued to grow to 37.4% as of March 31, 2014
•	Net interest margin remained stable with a four basis point increase to 3.69% during the first quarter 2014

DENVER, April 16, 2014 - Guaranty Bancorp (Nasdaq: GBNK) (“we”, “our” or “the Company”), a community bank holding company based in Colorado, today announced first quarter 2014 net income of $3.5 million, or $0.17 earnings per basic and diluted common share, an increase of $1.3 million or $0.06 earnings per basic and diluted common share as compared to the same quarter in 2013(1). The Company’s pre-tax operating earnings(2) in the first quarter 2014 were $5.3 million, or $0.25 earnings per basic and diluted common share, an increase of $1.2 million or $0.05 earnings per basic and diluted common share as compared to the same quarter in 2013.

The $1.3 million increase in net income and the $1.2 million increase in pre-tax operating earnings in the first quarter 2014 as compared to the same quarter in the prior year was primarily due to a $0.6 million improvement in interest income, attributable to growth in average loan balances, combined with a $0.3 million decrease in interest expense, mostly due to the first quarter 2013 redemption of certain high-cost trust preferred securities (“TruPS”) and related subordinated debentures.  Additionally, several categories of noninterest income contributed to the increase in net income and pre-tax operating earnings in the first quarter 2014 as compared to the first quarter 2013, including a $0.3 million increase in investment management and trust fees, a $0.2 million increase in deposit service fee income and a $0.2 million increase in bank-owned life insurance income (“BOLI”).

“The first quarter of 2014 was another strong quarter for Guaranty Bancorp,” said Paul W. Taylor, President and CEO. “We are very pleased with the continued momentum we see across our organization. The strength of the Colorado economy, along with our success in developing new and expanding existing customer relationships resulted in annualized net loan growth of 12.9% in the quarter. I am especially pleased with the annualized commercial loan growth of 25.4% for the quarter. The significant increase in net income for the first quarter of 55.9% as compared to the same quarter in 2013 was driven by our steady net loan growth. Demand deposits as a percentage of total deposits continued to grow to 37.4% during the quarter and we are pleased with the continued stability of our net interest margin. As a community bank, our success is tied to the success of our customers and our focus remains on providing highly personalized service that helps enable them to reach their financial goals.”

______________________________________________

(1)

Share and per share amounts presented throughout this release, including earnings per share, tangible book value per share and book value per share have been adjusted to reflect the Company’s 1-for-5 reverse stock split on May 20, 2013.

(2)

“ Pre-tax operating earnings” is considered a “non-GAAP” financial measure, which we define as income before income taxes adjusted for (if any) provision (credit) for loan losses, other real estate owned expenses, debt termination expenses, acquisition, reorganization and integration costs, and securities gains and losses. More information regarding this measure and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures in this release.

Pre-tax operating earnings increased $0.1 million during the first quarter 2014 as compared to the fourth quarter 2013. Net income decreased $0.5 million in the first quarter 2014 as compared to the fourth quarter 2013 primarily due to a $1.0 million disposition of other real estate owned (“OREO”), net of income taxes, during the fourth quarter 2013.

Key Financial Measures

Income Statement

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

	(Dollars in thousands, except per share amounts)
Net income	$3,542	4,088	$2,272
Earnings per common share - basic (1)	$0.17	0.20	$0.11
Return on average assets	0.75%	0.85%	0.51%
Net interest margin	3.69%	3.65%	3.61%
Adjusted tax-equivalent efficiency ratio	68.65%	63.49%	73.38%

(1) Share and per share amounts have been adjusted to reflect the Company's 1-for-5 reverse stock split on May 20, 2013.

Balance Sheet

	March 31,	December 31,	Percent	March 31,	Percent
	2014	2013	Change	2013	Change
	(Dollars in thousands, except per share amounts)
Cash and cash equivalents	$35,311	$28,077	25.8%	$55,891	(36.8)%
Total investments	470,847	442,300	6.5%	512,188	(8.1)%
Total loans, net of unearned loan fees	1,362,312	1,320,424	3.2%	1,180,607	15.4%
Allowance for loan losses	(21,550)	(21,005)	2.6%	(24,060)	(10.4)%
Total assets	1,961,392	1,911,032	2.6%	1,836,840	6.8%
Average earning assets, quarter-to-date	1,787,778	1,781,510	0.4%	1,728,385	3.4%
Average assets, quarter-to-date	1,907,779	1,905,524	0.1%	1,821,127	4.8%
Total deposits	1,533,010	1,528,457	0.3%	1,442,317	6.3%
Book value per common share (1)	8.99	8.89	1.1%	8.86	1.5%
Tangible book value per common share (1)	8.72	8.58	1.6%	8.46	3.1%
Equity ratio - GAAP	9.94%	9.91%	0.3%	10.32%	(3.7)%
Tangible common equity ratio	9.67%	9.60%	0.7%	9.90%	(2.3)%
Total risk-based capital ratio	14.75%	14.96%	(1.4)%	15.20%	(3.0)%

(1) Share and per share amounts have been adjusted to reflect the Company's 1-for-5 reverse stock split on May 20, 2013.

Net Interest Income and Margin

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

	(Dollars in thousands)
Net interest income	$16,259	$16,391	$15,378
Interest rate spread	3.49%	3.45%	3.35%
Net interest margin	3.69%	3.65%	3.61%
Net interest margin, fully tax equivalent	3.78%	3.75%	3.72%
Average cost of deposits
(including noninterest-bearing deposits)	0.16%	0.16%	0.18%

First quarter 2014 net interest margin improved by four basis points to 3.69% as compared to the fourth quarter 2013 and improved by eight basis points from 3.61% in the first quarter 2013. The increase in net interest margin in the first quarter 2014 as compared to the fourth quarter 2013 was primarily the result of a change in the mix of average earning assets due primarily as a result of loan growth. The improvement in net interest margin in the first quarter 2014 compared to the first quarter 2013 was due to a 15 basis point decline in the cost of average interest-bearing liabilities, primarily due to the first quarter 2013 redemption of certain TruPS and related subordinated debentures combined with a five basis point decline in the average cost of interest bearing deposits.

Net interest income improved $0.9 million to $16.3 million in the first quarter 2014 as compared to the first quarter 2013 due to a $0.6 million increase in interest income and a $0.3 million decline in interest expense. The increase in interest income in the first quarter 2014 as compared to the same quarter in 2013 was primarily due to a $166.8 million, or 14.3% increase in average loan balances which were partially funded with low-yielding overnight cash. The decline in interest expense during the first quarter 2014 as compared to the same quarter in 2013 was mostly due to the early redemption of $15.0 million in fixed, high-cost TruPS and related subordinated debentures during the first quarter 2013 combined with a five basis point decline in the average costs of interest bearing deposits, as stated above.

Noninterest Income

The following table presents noninterest income as of the dates indicated:

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

	(In thousands)
Noninterest income:
Customer service and other fees	$2,167	$2,313	$1,983
Investment management and trust	908	831	637
Increase in cash surrender value of
life insurance	293	304	137
Gain (loss) on sale of securities	25	(85)	-
Gain on sale of SBA loans	137	95	136
Other	120	16	57
Total noninterest income	$3,650	$3,474	$2,950

First quarter 2014 noninterest income increased $0.2 million to $3.7 million as compared to fourth quarter 2013 and increased $0.7 million as compared to the first quarter 2013.

The $0.2 million increase in noninterest income in the first quarter 2014 as compared to the fourth quarter 2013 was mostly due to $0.1 million increases in both investment management and trust income and other noninterest income. As compared to the first quarter 2013, noninterest income increased $0.7 million primarily due to a $0.3 million increase in investment management and trust income, a $0.2 million increase in customer deposit service fee income, including treasury management fees and a $0.2 million increase in BOLI income.

During the first quarter 2014, assets under management increased by $32.4 million, or 28.4% annualized, to $495.3 million as compared to December 31, 2013. As compared to March 31, 2013, assets under management increased by $108.6 million, or 28.1% during the twelve months ending March 31, 2014. The growth in assets under management was primarily related to the Company’s investment management subsidiary, Private Capital Management (“PCM”) reflecting new customer relationships as well as growth in existing relationships.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated:

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

	(In thousands)
Noninterest expense:
Salaries and employee benefits	$8,078	$7,685	$7,441
Occupancy expense	1,548	1,507	1,612
Furniture and equipment	695	728	761
Amortization of intangible assets	591	702	707
Other real estate owned	56	(1,037)	334
Insurance and assessment	580	641	608
Professional fees	892	968	911
Prepayment penalty on long term debt	-	-	629
Other general and administrative	2,190	2,487	2,189
Total noninterest expense	$14,630	$13,681	$15,192

Noninterest expense was $14.6 million in the first quarter 2014 as compared to $13.7 million in the fourth quarter 2013 and $15.2 million in the first quarter 2013.

First quarter 2014 noninterest expense increased $0.9 million as compared to the fourth quarter 2013, primarily due to $1.0 million in net gains on disposition of OREO in the fourth quarter 2013.  Excluding OREO expenses, all other categories of noninterest expense reflected an aggregate net decline of $0.1 million as compared to the fourth quarter 2013. Other general and administrative expense decreased $0.3 million as compared to the fourth quarter 2013, mostly due to reductions in both collection expenses as well as advertising and business development expenses. Partially offsetting these reductions in noninterest expense was a $0.4 million increase in salaries and employee benefits as compared to the fourth quarter 2013, primarily due to increased payroll taxes as a result of the timing of the payroll cycle.

As compared to the first quarter 2013, noninterest expense declined $0.6 million in the first quarter 2014, primarily due to the prepayment penalty of $0.6 million incurred during the first quarter 2013 related to the redemption of certain TruPS. OREO expenses also declined $0.3 million as compared to the first quarter 2013, mostly due to reductions in net operating costs. Salaries and employee benefits expense increased $0.6 million during the first quarter 2014 as compared to the same quarter in 2013 primarily due to increases in salary expense, self-funded medical insurance and equity compensation expense.

Balance Sheet

	March 31,	December 31,	Percent	March 31,	Percent
	2014	2013	Change	2013	Change
	(Dollars in thousands)
Total assets	$1,961,392	$1,911,032	2.6%	$1,836,840	6.8%
Average assets, quarter-to-date	1,907,779	1,905,524	0.1%	1,821,127	4.8%
Total loans, net of unearned loan fees	1,362,312	1,320,424	3.2%	1,180,607	15.4%
Total deposits	1,533,010	1,528,457	0.3%	1,442,317	6.3%

Equity ratio - GAAP	9.94%	9.91%	0.3%	10.32%	(3.7)%
Tangible common equity ratio	9.67%	9.60%	0.7%	9.90%	(2.3)%

At March 31, 2014, the Company had total assets of $2.0 billion, reflecting a $50.4 million increase compared to December 31, 2013 and a $124.6 million increase compared to March 31, 2013. The increase in total assets during the first quarter 2014 includes a $41.9 million increase in loans and a $28.5 million increase in investments, partially offset by a decline of $21.9 million in securities sold or called, not yet settled.

As compared to March 31, 2013 total assets reflects an increase in net loans of $181.7 million, or 15.4%, partially offset by a $41.3 million decrease in investments and a $20.6 million decrease in cash.

The following table sets forth the amounts of loans outstanding at the dates indicated:

	March 31,	December 31,	March 31,
	2014	2013	2013
	(In thousands)
Loans held for sale	$-	$507	$-
Commercial and residential real estate	904,124	866,507	760,735
Construction	67,862	77,657	63,732
Commercial	288,865	271,843	246,883
Agricultural	10,917	10,772	9,787
Consumer	60,010	60,932	62,828
SBA	30,839	31,010	35,671
Other	570	2,039	2,361
Total gross loans	1,363,187	1,321,267	1,181,997
Unearned loan fees	(875)	(843)	(1,390)
Loans, net of unearned loan fees	$1,362,312	$1,320,424	$1,180,607

During the three months ended March 31, 2014, loans net of unearned fees increased by $41.9 million. The increase in loans during the first quarter 2014 was primarily due to a $37.6 million increase in commercial and residential real estate and $17.0 million increase in commercial loans. Commercial and residential real estate growth was comprised of mostly of loans to finance the acquisition and development of single and multi-tenant commercial properties as well as $7.3 million in jumbo mortgage loans. Commercial loan growth during the first quarter consisted mostly of loans to businesses and business owners ranging from $1.0 million to $5.0 million. Loans held for sale at December 31, 2013 included two performing SBA loans that were sold during the first quarter 2014.

As compared to March 31, 2013, loans net of unearned fees increased by $181.7 million, or 15.4%. The net loan growth was primarily comprised of a $143.4 million increase in commercial and residential real estate loans, including a $69.2 million increase in jumbo mortgage loans and a $42.0 million increase in commercial loans. The growth in loans was primarily the result of new customer relationships, utilization of existing lines of credit and declines in loan payoffs. The utilization rate on commercial lines of credit was 40.7% at March 31, 2014 as compared to 39.5% at December 31, 2013 and 39.8% at March 31, 2013.

The following table sets forth the amounts of deposits outstanding at the dates indicated:

	March 31,	December 31,	March 31,
	2014	2013	2013
	(In thousands)
Noninterest bearing deposits	$573,653	$564,326	$520,008
Interest-bearing demand and NOW	327,395	346,449	299,010
Money market	332,869	326,008	326,767
Savings	119,416	111,568	107,675
Time	179,677	180,106	188,857
Total deposits	$1,533,010	$1,528,457	$1,442,317

Non-maturing deposits increased $5.0 million in the first quarter 2014 as compared to the fourth quarter 2013, and increased $99.9 million, or 8.0%, as compared to the first quarter 2013. At March 31, 2014, noninterest bearing deposits as a percentage of total deposits was 37.4% as compared to 36.9% at December 31, 2013 and 36.1% at March 31, 2013.

During the first quarter 2014, securities sold under agreements to repurchase increased by $2.8 million compared to December 31, 2013 and decreased by $33.8 million compared to March 31, 2013. The decrease from the same quarter in the prior year was primarily attributable to a single depositor whose balance was re-deployed into the depositor’s operations during the second quarter 2013.

Total Federal Home Loan Bank (“FHLB”) borrowings were $173.0 million at March 31, 2014 consisting of $110.0 million of term notes and $63.0 million of overnight advances on our line of credit. The additional overnight borrowings during the first quarter 2014 were primarily utilized for funding loan and investment growth. Total borrowings at March 31, 2013 consisted of $110.2 million of FHLB term notes.

Regulatory Capital Ratios

The following table provides the capital ratios of the Company and our subsidiary bank, Guaranty Bank and Trust Company (“Bank”) as of the dates presented, along with the applicable regulatory capital requirements:

	Ratio at March 31, 2014	Ratio at December 31, 2013	Minimum Capital Requirement	Minimum Requirement for "Well-Capitalized" Institution
Total Risk-Based Capital Ratio
Consolidated	14.75%	14.96%	8.00%	N/A
Guaranty Bank and Trust Company	14.24%	14.37%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio
Consolidated	13.50%	13.71%	4.00%	N/A
Guaranty Bank and Trust Company	12.99%	13.12%	4.00%	6.00%

Leverage Ratio
Consolidated	11.65%	11.49%	4.00%	N/A
Guaranty Bank and Trust Company	11.22%	11.00%	4.00%	5.00%

The declines in the consolidated total risk-based capital ratio and Tier 1 risk-based capital ratio from December 31, 2013 to March 31, 2014 were primarily attributable to the loan and investment growth during the first quarter 2014. The Company has computed its projected regulatory capital ratios on a pro forma basis under the final rule on Enhanced Regulatory Capital Standards, commonly referred to as Basel III. The Company and the Bank currently exceed the capital requirements set forth in the new rules that become effective in the first quarter 2015.

Asset Quality

The following table presents select asset quality data as of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
	(Dollars in thousands)
Nonaccrual loans and leases	$14,605	$15,476	$18,095	$19,430	$31,482
Accruing loans past due 90 days or more (1)	-	-	-	84	40

Total nonperforming loans (NPLs)	$14,605	$15,476	$18,095	$19,514	$31,522
Other real estate owned and foreclosed assets	4,419	4,493	6,211	6,460	8,606

Total nonperforming assets (NPAs)	$19,024	$19,969	$24,306	$25,974	$40,128

Total classified assets	$27,176	$29,215	$33,993	$36,590	$52,535

Accruing loans past due 30-89 days (1)	$432	$2,123	$1,026	$6,873	$3,686

Allowance for loan losses	$21,550	$21,005	$20,450	$20,218	$24,060

Selected ratios:
NPLs to loans, net of unearned loan fees (2)	1.07%	1.17%	1.40%	1.57%	2.67%
NPAs to total assets	0.97%	1.04%	1.28%	1.39%	2.18%
Allowance for loan losses to NPLs	147.55%	135.73%	113.01%	103.61%	76.33%
Allowance for loan losses to loans, net of
unearned loan fees (2)	1.58%	1.59%	1.58%	1.63%	2.04%
Loans 30-89 days past due to loans, net of
unearned loan fees (2)	0.03%	0.16%	0.08%	0.55%	0.31%
Texas ratio (3)	8.11%	8.71%	10.72%	11.70%	18.17%
Classified asset ratio (4)	11.59%	12.74%	14.99%	16.48%	23.78%

(1)Past due loans include both loans that are past due with respect to payments and loans that are past due because the loan has matured, and is in the process of renewal, but continues to be current with respect to payments.

(2)Loans, net of unearned loan fees, exclude loans held for sale.

(3)Texas ratio defined as total NPAs divided by subsidiary bank only Tier 1 Capital plus allowance for loan losses.

(4)Classified asset ratio defined as total classified assets to subsidiary bank only Tier 1 Capital plus allowance for loan losses.

The following tables summarize past due loans held for investment by class as of the dates indicated:

March 31, 2014	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual Loans	Total Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$176	$-	$13,624	$13,800	$903,551
Construction	-	-	-	-	67,812
Commercial	39	-	112	151	288,679
Consumer	55	-	592	647	59,971
Other	162	-	277	439	42,299
Total	$432	$-	$14,605	$15,037	$1,362,312

December 31, 2013	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual Loans	Total Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$590	$-	$13,560	$14,150	$865,960
Construction	277	-	-	277	77,601
Commercial	616	-	624	1,240	271,670
Consumer	146	-	924	1,070	60,893
Other	494	-	368	862	43,793
Total	$2,123	$-	$15,476	$17,599	$1,319,917

At March 31, 2014, classified assets represented 11.6% of bank-level Tier 1 Capital plus allowance for loan losses compared to 12.7% at December 31, 2013 and 23.8% at March 31, 2013. The continued reductions in this ratio were a result of a decline in classified assets of $25.4 million, or 48.3%, since March 31, 2013.

During the first quarter 2014, nonperforming assets decreased $0.9 million from December 31, 2013 and decreased by $21.1 million from March 31, 2013. The decline in nonperforming assets subsequent to the first quarter 2013 was primarily the result of the disposition of an out-of-state loan participation recorded at $10.7 million during the second quarter 2013. Nonperforming loans at March 31, 2014 includes one out-of-state loan participation with a balance of $10.2 million.

Net recoveries in the first quarter 2014 were $0.6 million as compared to net recoveries of $0.4 million in the fourth quarter 2013 and net charge-offs of $1.1 million in the first quarter 2013. The coverage ratio, defined as allowance for loan losses divided by nonperforming loans, increased favorably from 135.7% at December 31, 2013 to 147.6% at March 31, 2014. The increase in the coverage ratio reflects a $0.9 million reduction in nonperforming loans during the quarter in addition to the $0.5 million increase in the allowance for loan losses during the first quarter 2014.

During the quarter ended March 31, 2014, the Company recorded an immaterial credit provision for loan losses compared to $0.2 million provision in the fourth quarter 2013 and no provision in the first quarter 2013. The immaterial net credit provision recognized in the first quarter 2014 was primarily the result of $0.6 million in net recoveries received during the same quarter.

Shares Outstanding

As of March 31, 2014, the Company had 21,696,107 shares of common stock outstanding, consisting of 20,677,107 shares of voting common stock, of which 745,406 shares were in the form of unvested stock awards and 1,019,000 shares of non-voting common stock.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures related to tangible assets, including tangible book value and tangible common equity, and pre-tax operating earnings adjusted for (if any) provision (credit) for loan losses, OREO expenses, debt termination expense, acquisition, reorganization and integration costs and securities gains and losses.

The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

The following non-GAAP schedule reconciles the non-GAAP pre-tax operating earnings to GAAP net income before income taxes as of the dates indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

	(Dollars in thousands, except per share amounts)
Income before income taxes	$5,285	$6,030	$3,136
Adjusted for:
Provision (credit) for loan losses	(6)	154	-
Expenses (gains) related to other real
estate owned, net	56	(1,037)	334
Prepayment penalty on long term debt	-	-	629
(Gain) loss on sale of securities	(25)	85	-
Pre-tax operating earnings	$5,310	$5,232	$4,099

Weighted basic average common
shares outstanding (1):	20,936,295	20,884,542	20,844,384
Fully diluted average common
shares outstanding (1):	21,028,722	20,995,284	20,917,693

Pre-tax operating earnings per common
share–basic (1):	$0.25	$0.25	$0.20
Pre-tax operating earnings per common
share–diluted (1):	$0.25	$0.25	$0.20

(1) Share and per share amounts have been adjusted to reflect the Company's 1-for-5 reverse stock split on May 20, 2013.

The following non-GAAP table reconciles the efficiency ratio and the adjusted tax equivalent efficiency ratio as of the dates indicated:

	Three Months Ended
	March 31, 2014		December 31, 2013		March 31, 2013
	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio

	(In thousands)
Noninterest expense	$14,630	$14,630	$13,681	$13,681	$15,192	$15,192
Adjustments to noninterest expense:
Amortization of intangible assets	(591)	(591)	(702)	(702)	(707)	(707)
Prepayment penalty on long term debt	-	-	-	-	-	(629)
Adjusted noninterest expense	$14,039	$14,039	$12,979	$12,979	$14,485	$13,856

Noninterest income	3,650	3,650	3,474	3,474	2,950	2,950
Adjustments to noninterest income:
Tax effected incremental income on
bank owned life insurance	-	147	-	154	-	68
Adjusted noninterest income	3,650	3,797	3,474	3,628	2,950	3,018

Net interest income	16,259	16,259	16,391	16,391	15,378	15,378
Adjustments to net interest income:
Tax effected incremental income on
municipal bonds	-	395	-	424	-	486
Adjusted net interest income	16,259	16,654	16,391	16,815	15,378	15,864

Adjusted noninterest income
and adjusted net interest income	$19,909	$20,451	$19,865	$20,443	$18,328	$18,882

Efficiency ratio	70.52%	68.65%	65.34%	63.49%	79.03%	73.38%

The following non-GAAP schedules reconcile the book value per share to the tangible book value per share and the GAAP equity ratio to the tangible equity ratio as of the dates indicated:

Tangible Book Value per Common Share
	March 31,	December 31,	March 31,
	2014	2013	2013
	(Dollars in thousands, except per share amounts)
Total stockholders' equity	$195,029	$189,394	189,542
Less: Intangible assets	(5,939)	(6,530)	(8,641)
Tangible common equity	$189,090	$182,864	180,901

Number of common shares outstanding	21,696,107	21,303,707	21,382,867

Book value per common share (1)	$8.99	$8.89	8.86
Tangible book value per common share (1)	$8.72	$8.58	8.46

(1) Share and per share amounts have been adjusted to reflect the Company's 1-for-5 reverse stock split on May 20, 2013.

Tangible Common Equity Ratio
	March 31,	December 31,	March 31,
	2014	2013	2013
	(Dollars in thousands)
Total stockholders' equity	$195,029	$189,394	189,542
Less: Intangible assets	(5,939)	(6,530)	(8,641)
Tangible common equity	$189,090	182,864	180,901

Total assets	$1,961,392	$1,911,032	1,836,840
Less: Intangible assets	(5,939)	(6,530)	(8,641)
Tangible assets	$1,955,453	$1,904,502	1,828,199

Equity ratio - GAAP (total stockholders'
equity / total assets)	9.94%	9.91%	10.32%
Tangible common equity ratio (tangible
common equity / tangible assets)	9.67%	9.60%	9.90%

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 26 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The Bank provides banking and other financial services including commercial and industrial, real estate, construction, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The Bank and its subsidiary also provide wealth management services, including private banking, investment management, jumbo mortgage loans and trust services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2014	2013	2013
	(In thousands)
Assets
Cash and due from banks	$35,311	$28,077	$55,891
Time deposits with banks	-	-	5,000

Securities available for sale, at fair value	399,679	384,957	462,656
Securities held to maturity	54,021	41,738	35,164
Bank stocks, at cost	17,147	15,605	14,368
Total investments	470,847	442,300	512,188

Loans held for sale	-	507	-

Loans, held for investment, net of unearned loan fees	1,362,312	1,319,917	1,180,607
Less allowance for loan losses	(21,550)	(21,005)	(24,060)
Net loans, held for investment	1,340,762	1,298,912	1,156,547

Premises and equipment, net	47,538	48,080	46,637
Other real estate owned and foreclosed assets	4,419	4,493	8,606
Other intangible assets, net	5,939	6,530	8,641
Securities sold or called, not yet settled	-	21,917	-
Bank owned life insurance	31,652	31,410	15,677
Other assets	24,924	28,806	27,653
Total assets	$1,961,392	$1,911,032	$1,836,840

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$573,653	$564,326	$520,008
Interest-bearing demand and NOW	327,395	346,449	299,010
Money market	332,869	326,008	326,767
Savings	119,416	111,568	107,675
Time	179,677	180,106	188,857
Total deposits	1,533,010	1,528,457	1,442,317
Securities sold under agreement to repurchase and
federal funds purchased	27,045	24,284	60,833
Federal Home Loan Bank term notes	110,000	110,000	110,159
Federal Home Loan Bank line of credit borrowing	63,017	20,000	-
Subordinated debentures	25,774	25,774	25,774
Securities purchased, not yet settled	-	3,839	-
Interest payable and other liabilities	7,517	9,284	8,215
Total liabilities	1,766,363	1,721,638	1,647,298

Stockholders’ equity:
Common stock and additional paid-in capital - common stock	706,973	706,514	705,726
Accumulated deficit	(402,998)	(405,494)	(415,685)
Accumulated other comprehensive income (loss)	(6,111)	(8,954)	1,961
Treasury stock	(102,835)	(102,672)	(102,460)
Total stockholders’ equity	195,029	189,394	189,542
Total liabilities and stockholders’ equity	$1,961,392	$1,911,032	$1,836,840

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	Three Months Ended March 31,
	2014	2013

	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$14,734	$14,082
Investment securities:
Taxable	2,332	2,265
Tax-exempt	645	793
Dividends	169	156
Federal funds sold and other	1	34
Total interest income	17,881	17,330
Interest expense:
Deposits	580	635
Securities sold under agreement to repurchase and
federal funds purchased	8	18
Borrowings	836	818
Subordinated debentures	198	481
Total interest expense	1,622	1,952
Net interest income	16,259	15,378
Provision (credit) for loan losses	(6)	-
Net interest income, after provision for loan losses	16,265	15,378
Noninterest income:
Customer service and other fees	2,167	1,983
Investment management and trust	908	637
Increase in cash surrender value of life insurance	293	137
Gain (loss) on sale of securities	25	-
Gain on sale of SBA loans	137	136
Other	120	57
Total noninterest income	3,650	2,950
Noninterest expense:
Salaries and employee benefits	8,078	7,441
Occupancy expense	1,548	1,612
Furniture and equipment	695	761
Amortization of intangible assets	591	707
Other real estate owned, net	56	334
Insurance and assessments	580	608
Professional fees	892	911
Prepayment penalty on long term debt	-	629
Other general and administrative	2,190	2,189
Total noninterest expense	14,630	15,192
Income before income taxes	5,285	3,136
Income tax expense	1,743	864
Net income	$3,542	$2,272

Earnings per common share–basic(1):	$0.17	$0.11
Earnings per common share–diluted(1):	0.17	0.11

Dividend declared per common share:	$0.05	$-

Weighted average common shares outstanding-basic(1):	20,936,295	20,844,384
Weighted average common shares outstanding-diluted(1):	21,028,722	20,917,693

(1) Share and per share amounts have been adjusted to reflect the Company's 1-for-5 reverse stock split on May 20, 2013.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Average Balance Sheets

	QTD Average
	March 31,	December 31,	March 31,
	2014	2013	2013

	(In thousands)
Assets
Interest earning assets
Loans, net of unearned loan fees	$1,331,154	$1,301,815	$1,164,382
Securities	454,442	464,987	498,525
Other earning assets	2,182	14,708	65,478
Average earning assets	1,787,778	1,781,510	1,728,385
Other assets	120,001	124,014	92,742
Total average assets	$1,907,779	$1,905,524	$1,821,127

Liabilities and Stockholders’ Equity
Average liabilities:
Average deposits:
Noninterest-bearing deposits	$548,272	$547,739	$518,612
Interest-bearing deposits	960,442	953,336	896,655
Average deposits	1,508,714	1,501,075	1,415,267
Other interest-bearing liabilities	196,182	205,242	208,187
Other liabilities	9,434	8,140	8,972
Total average liabilities	1,714,330	1,714,457	1,632,426
Average stockholders’ equity	193,449	191,067	188,701
Total average liabilities and stockholders’ equity	$1,907,779	$1,905,524	$1,821,127

GUARANTY BANCORP

Unaudited Credit Quality Measures

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
	(Dollars in thousands)
Nonaccrual loans and leases	$14,605	$15,476	18,095	$19,430	$31,482
Accruing loans past due 90 days or more	-	-	-	84	40
Total nonperforming loans	$14,605	$15,476	18,095	$19,514	$31,522

Other real estate owned and foreclosed assets	4,419	4,493	6,211	6,460	8,606
Total nonperforming assets	$19,024	$19,969	24,306	$25,974	$40,128

Total classified assets	$27,176	$29,215	33,993	$36,590	$52,535

Nonperforming loans	$14,605	$15,476	18,095	$19,514	$31,522
Performing troubled debt restructurings	5,757	6,227	2,500	2,675	1,268
Allocated allowance for loan losses	(104)	(565)	(1,450)	(1,524)	(6,474)
Net investment in impaired loans	$20,258	$21,138	19,145	$20,665	$26,316

Accruing loans past due 30-89 days	$432	$2,123	1,026	$6,873	$3,686

Charged-off loans	$407	$644	110	$4,996	$1,523
Recoveries	(958)	(1,045)	(200)	(1,154)	(441)
Net charge-offs	$(551)	$(401)	(90)	$3,842	$1,082

Provision (credit) for loan losses	$(6)	$154	142	$-	$-

Allowance for loan losses	$21,550	$21,005	20,450	$20,218	$24,060

Allowance for loan losses to loans, net of
unearned loan fees (1)	1.58%	1.59%	1.58%	1.63%	2.04%
Allowance for loan losses to nonaccrual
loans	147.55%	135.73%	113.01%	104.06%	76.42%
Allowance for loan losses to nonperforming
loans	147.55%	135.73%	113.01%	103.61%	76.33%
Nonperforming assets to loans, net of
unearned loan fees and
other real estate owned (1)	1.39%	1.51%	1.87%	2.08%	3.37%
Nonperforming assets to total assets	0.97%	1.04%	1.28%	1.39%	2.18%
Nonaccrual loans to loans, net of
unearned loan fees (1)	1.07%	1.17%	1.40%	1.57%	2.67%
Nonperforming loans to loans, net of
unearned loan fees (1)	1.07%	1.17%	1.40%	1.57%	2.67%
Annualized net charge-offs to average loans	(0.17)%	(0.12)%	(0.03)%	1.27%	0.38%

(1)Loans, net of unearned loan fees, exclude loans held for sale.